UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
April 3, 2006
(Date of earliest event reported)

ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	0-29370	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

363 N. Sam Houston Parkway East Suite 1200 Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 876-0120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure

          The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure.”  This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

          The Company released its year end 2005 earnings on February 7, 2006.  In connection with the audit of its financial statements, the Company made certain audit adjustments which had the effect of reducing its earnings by $1.7 million from $230.0 to $228.3 These adjustments are reflected in the financial statements included in its Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.  The following is a description of the audit adjustments made:

•

Reclassification of costs between proved and unproved oil and gas properties.  The Company re-allocated $14.9 million of costs from unproven properties into the full cost pool for its Chinese properties.  The additional depletion expense, after income tax, reduced earnings by $1.4 million.

•

Value added taxes.  As volumes are produced by the Company in China, the volumes attributable to a value added tax are allocated to, lifted, and sold by the Chinese.  The Company had not historically grossed up its volumes to reflect these volumes associated with the Chinese value added tax.  In order to change the manner in which it reflected this tax, the Company increased revenues by $3.4 million and increased severance taxes by the same amount  This resulted in increased depletion expense after income tax effect of $291,000.

•

Asset retirement obligations. The Company changed its manner of accounting for future retirement obligations by adjusting for inflation.  This resulted in an increase in other long term liabilities of $1.7 million and increased 2005 accretion expense by $974.

The Company also made the following audit adjustments which had no effect on earnings:

•	Tubular inventory. The Company reclassified $2.1 million in its tubular inventory to oil and gas properties, with no impact on earnings.

•

Capitalized well cost accrued liabilities.  The Company discovered three unrecorded liabilities in its capitalized well cost accruals aggregating $1.9 million.  This adjustment had no impact on earnings.

•

Accounts receivable.  Included in the Company’s accounts receivable is an entry for amounts spent as operator for which the Company will invoice the other working interest owners in the future.  The Company included in these receivables $3.4 million which, based on its expected average working interest in the Company’s wells, would be considered the Company’s share of such costs.  This amount was reclassified to oil and gas properties from accounts receivable.  This adjustment had no impact on earnings.

          On April 3, 2006, Ultra Petroleum Corporation issued the press release attached as Exhibit 99.1 providing information regarding the company’s operating results for the twelve-month period and the quarter ended December 31, 2005.

          This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates.  Risks regarding the Company’s business are set forth in more detail in the Company’s filings with the SEC, available on the SEC’s website at www.sec.gov.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

          (d)  Exhibits

Exhibit Number	Title of Document

99.1	Press release dated April 3, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORPORATION

April 3, 2006	By:	/s/ Marshall D. Smith

Marshall D. Smith
Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated April 3, 2006